Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of MPLX LP Predecessor of our report dated July 2, 2012, relating to the combined financial statements of MPLX LP Predecessor, and our report dated July 2, 2012, with respect to the balance sheet of MPLX LP, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

September 7, 2012